Exhibit 99.1

Otelco Reports Second Quarter Results

ONEONTA, Ala.--(BUSINESS WIRE)--August 4, 2015--Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its second quarter ended June 30, 2015. Key highlights for Otelco include:

  Total revenues of $17.9 million for second quarter 2015.
  Operating income of $4.8 million for second quarter 2015.
  Adjusted EBITDA (as defined below) of $7.1 million for second quarter 2015.

“Otelco’s second quarter 2015 results produced Adjusted EBITDA of $7.1 million,” said Rob Souza, President and Chief Executive Officer of Otelco. “The Company was able to offset more than half of the year-over-year decrease in revenue with cost and expense savings. When you compare second quarter 2015 Adjusted EBITDA with first quarter 2015 Adjusted EBITDA, excluding the benefit of our annual CoBank dividend, Adjusted EBITDA showed a sequential increase of $0.2 million as a result of our continued focus on cost containment and elimination.

“Our business access line equivalents grew just under 1% during second quarter and now represent more than 54% of our total access line equivalents,” continued Souza. “Our Hosted PBX and Classifax product offerings grew this quarter, as did our wholesale network product. Hosted PBX now accounts for nearly 35% of our CLEC retail voice lines.

“Reliable Networks continues to expand its service platform, adding capabilities now located in our Portland data center,” Souza noted. “During second quarter, we expanded and adjusted the operational structure of the team to allow its senior leaders to focus more time on sales opportunities. In addition, we are moving our corporate email operations onto their platform and will utilize their cloud–based shared Sequel server platform to host our financial system by the end of third quarter, further improving internal efficiencies.

“Otelco has continued to reduce its long-term debt each quarter, which also has reduced our interest expense,” added Souza. “During second quarter, our debt was reduced 4.0% to $105.1 million. During 2015, the debt has been reduced by $7.0 million or 6.3% and our cash balance at June 30, 2015, was $6.9 million.”

Second Quarter 2015 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Change
	2014	2015	Amount	Percent
Revenues	$18,488	$17,892	$(596)	(3.2)%
Operating income	$4,438	$4,765	$327	7.4%
Interest expense	$(2,244)	$(1,991)	$(253)	(11.3)%
Net income available to stockholders	$1,308	$1,655	$347	26.5%
Basic net income per share	$0.42	$0.51	$0.09	21.4%
Diluted net income per share	$0.42	$0.50	$0.08	19.0%

Adjusted EBITDA(a)	$7,375	$7,087	$(288)	(3.9)%
Capital expenditures	$1,499	$1,528	$29	1.9%

	Six Months Ended June 30,		Change
	2014	2015	Amount	Percent
Revenues	$37,271	$35,535	$(1,736)	(4.7)%
Operating income	$8,411	$9,273	$862	10.2%
Interest expense	$(4,566)	$(4,039)	$(527)	(11.5)%
Net income available to stockholders	$2,702	$3,790	$1,088	40.3%
Basic net income per share	$0.87	$1.17	$0.30	34.5%
Diluted net income per share	$0.87	$1.15	$0.28	32.2%

Adjusted EBITDA(a)	$14,905	$15,076	$171	1.1%
Capital expenditures	$2,913	$3,013	$100	3.4%

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Net income	$1,308	$1,655	$2,702	$3,790
Add: Depreciation	2,337	1,929	4,681	3,843
Interest expense - net of premium	2,008	1,769	4,091	3,592
Interest expense - amortize loan cost	236	222	475	447
Income tax expense	881	1,102	1,792	2,490
Amortization - intangibles	470	335	911	670
Loan fees	6	6	12	12
Securities expense	-	18	-	20
Stock-based compensation (earn-out)	57	(54)	169	71
Stock-based compensation (Board & senior management)	72	105	72	141
Adjusted EBITDA(a)	$7,375	$7,087	$14,905	$15,076

(a)	Adjusted EBITDA is defined as consolidated net income plus interest expense, depreciation and amortization, income taxes and certain other fees, expenses or non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics
(Unaudited)

					% Change
As of	December 31,		March 31,	June 30,	from
	2013	2014	2015	2015	March 31, 2015
Business/Enterprise
CLEC
Voice lines	21,149	19,324	19,148	19,191	0.2%
HPBX seats	8,453	10,029	10,148	10,258	1.1%
Data lines	2,725	3,313	3,425	3,411	(0.4)%
Wholesale network lines	2,817	2,968	3,036	3,075	1.3%
Classifax	-	80	92	104	13.0%
RLEC
Voice lines	12,349	15,506	15,438	15,680	1.6%
Data lines	1,594	1,587	1,580	1,559	(1.3)%
Access line equivalents (1)	49,087	52,807	52,867	53,278	0.8%

Residential
CLEC
Voice lines	339	275	262	249	(5.0)%
Data lines	416	363	353	327	(7.4)%
RLEC
Voice lines	28,323	25,569	24,944	24,386	(2.2)%
Data lines	20,566	20,206	20,261	20,320	0.3%
Access line equivalents (1)	49,644	46,413	45,820	45,282	(1.2)%

Otelco access line equivalents (1)	98,731	99,220	98,687	98,560	(0.1)%

Cable, IPTV & satellite	4,164	3,852	3,806	3,800	(0.2)%
Security systems	174	243	270	290	7.4%
Other internet lines	3,750	3,202	3,100	2,962	(4.5)%

(1)	We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR SECOND QUARTER 2015:

Revenues

Total revenues decreased 3.2% in the three months ended June 30, 2015, to $17.9 million from $18.5 million in the three months ended June 30, 2014. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s Intercarrier Compensation reform order (the “FCC’s order”) account for the majority of the decline. The table below provides the components of our revenues for the three months ended June 30, 2015, compared to the same period of 2014.

	Three Months Ended June 30,		Change
	2014	2015	Amount	Percent
	(dollars in thousands)
Local services	$6,681	$6,314	$(367)	(5.5)%
Network access	5,950	5,614	(336)	(5.6)%
Internet	3,602	3,726	124	3.4%
Transport services	1,315	1,328	13	1.0%
Cable, IP and satellite television	716	688	(28)	(3.9)%
Managed services	224	222	(2)	(0.9)%
Total	$18,488	$17,892	$(596)	(3.2)%

Local services revenue decreased 5.5% in the quarter ended June 30, 2015, to $6.3 million from $6.7 million in the quarter ended June 30, 2014. Growth in Hosted PBX revenue of $0.1 million was more than offset by the decline in RLEC residential voice access lines and the impact of the FCC’s order which reduces or eliminates intrastate and local cellular revenue which accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as network access revenue. The decline in long distance, directory and special revenue accounted for a decrease of $0.2 million. Network access revenue decreased 5.6% in the second quarter 2015 to $5.6 million from $5.9 million in the quarter ended June 30, 2014. The Connect America Fund, access recovery fees and annual cost study adjustments increased by $0.2 million. This increase was more than offset by lower state and special access charges of $0.4 million and lower user-based fees and switched access of $0.1 million. Internet revenue increased 3.4% to $3.7 million in the three months ended June 30, 2015, from $3.6 million in the three months ended June 30, 2014. Transport services revenue was $1.3 million in both the quarters ended June 30, 2015 and 2014, but reflected a 1.0% increase in revenue. Cable, IP and satellite television revenue decreased 3.9% in the second quarter 2015 to just under $0.7 million from just over $0.7 million in the quarter ended June 30, 2014. Increases in pay-per-view revenue were more than offset by cable subscriber attrition. Cloud hosting and managed services revenue was unchanged at $0.2 million in the three months ended June 30, 2014 and June 30, 2015.

Operating Expenses

Operating expenses in the three months ended June 30, 2015, decreased 6.6% to $13.1 million from $14.0 million in the three months ended June 30, 2014. Cost of services decreased 2.2% to $8.4 million in the quarter ended June 30, 2015, from $8.6 million in the quarter ended June 30, 2014. Network circuit, toll and internet costs decreased $0.1 million and customer service, sales and plant operations expense decreased $0.1 million as a result of operational reductions implemented over the past year. Selling, general and administrative expenses decreased 7.1% to $2.5 million in the quarter ended June 30, 2015, from $2.6 million in the quarter ended June 30, 2014. Legal and other general and administrative expenses decreased by $0.1 million and earn-out stock compensation decreased by $0.1 million. Depreciation and amortization for second quarter 2015 decreased 19.3% to $2.3 million from $2.8 million in second quarter 2014. Depreciation decreased by $0.1 million in Missouri and by $0.4 million in the CLEC. Depreciation increased by $0.1 million in the Alabama and New England RLECs and Reliable Networks. The amortization of other intangible assets decreased $0.1 million.

Interest Expense

Interest expense in the three months ended June 30, 2015, decreased 11.3% to $2.0 million from $2.2 million in the three months ended June 30, 2014. While the interest rate remained constant, the lower outstanding loan principal accounted for the decrease.

Adjusted EBITDA

Based on the changes noted above, Adjusted EBITDA decreased $0.3 million to $7.1 million for the three months ended June 30, 2015, when compared to $7.4 million in the same period in 2014. Adjusted EBITDA excluding the annual CoBank dividend was $6.9 million in the first quarter of 2015. Stock-based compensation and other excluded expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of second quarter 2014 and 2015 Adjusted EBITDA to net income.

Balance Sheet

As of June 30, 2015, the Company had cash and cash equivalents of $6.9 million compared to $5.1 million at the end of 2014. During second quarter 2015, the Company reduced its credit facility balance by $4.4 million to $105.1 million. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.5 million in both the second quarter 2015 and the same period in 2014.

First Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, August 5, 2015, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (785) 830-7991 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 3933192.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 98,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)
(unaudited)

	December 31,	June 30,
	2014	2015
Assets
Current assets
Cash and cash equivalents	$5,082	$6,863
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $229 and $187, respectively	3,732	3,526
Unbilled receivables	1,675	1,666
Other	1,931	1,972
Materials and supplies	1,915	2,136
Prepaid expenses	3,441	1,474
Total current assets	17,776	17,637

Property and equipment, net	51,237	50,226
Goodwill	44,976	44,976
Intangible assets, net	3,178	2,700
Investments	1,870	1,858
Deferred financing costs, net	1,161	729
Other assets	471	362
Total assets	$120,669	$118,488

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$1,104	$1,049
Accrued expenses	5,054	6,014
Advance billings and payments	1,410	1,409
Deferred income taxes	53	53
Customer deposits	70	74
Current maturity of long-term notes payable	6,665	105,089
Total current liabilities	14,356	113,688

Deferred income taxes	24,027	24,027
Advance billings and payments	681	654
Other liabilities	142	124
Long-term notes payable, less current maturities	105,470	-
Total liabilities	144,676	138,493

Stockholders’ deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,881,154 and 3,006,526 shares, respectively	29	30
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	3,519	3,730
Retained deficit	(27,557)	(23,767)
Total stockholders’ deficit	(24,007)	(20,005)
Total liabilities and stockholders’ deficit	$120,669	$118,488

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenues	$18,488	$17,892	$37,271	$35,535

Operating expenses
Cost of services	8,599	8,406	17,996	16,663
Selling, general and administrative expenses	2,644	2,457	5,272	5,086
Depreciation and amortization	2,807	2,264	5,592	4,513
Total operating expenses	14,050	13,127	28,860	26,262

Income from operations	4,438	4,765	8,411	9,273

Other income (expense)
Interest expense	(2,244)	(1,991)	(4,566)	(4,039)
Other income (expense)	(5)	(17)	649	1,046
Total other expenses, net	(2,249)	(2,008)	(3,917)	(2,993)

Income before income tax	2,189	2,757	4,494	6,280
Income tax expense	(881)	(1,102)	(1,792)	(2,490)

Net income	$1,308	$1,655	$2,702	$3,790

Weighted average number of common shares outstanding:
Basic	3,103,728	3,239,306	3,103,728	3,239,306
Diluted	3,103,728	3,285,534	3,103,728	3,283,332

Basic net income per common share	$0.42	$0.51	$0.87	$1.17

Diluted net income per common share	$0.42	$0.50	$0.87	$1.15

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2015
Cash flows from operating activities:
Net income	$2,702	$3,790
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	4,681	3,843
Amortization	911	670
Amortization of loan costs	475	447
Provision for uncollectible accounts receivable	227	175
Stock-based compensation	241	211
Changes in operating assets and liabilities:
Accounts receivable	(238)	(1)
Material and supplies	12	(221)
Prepaid expenses and other assets	312	2,076
Accounts payable and accrued expenses	556	905
Advance billings and payments	(34)	(27)
Other liabilities	(26)	(13)
Net cash from operating activities	9,819	11,855

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(2,913)	(3,013)
Proceeds from sale of property and equipment	58	-
Purchase of Reliable Networks, net of cash acquired	(500)	-

Net cash used in investing activities	(3,355)	(3,013)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(11,573)	(7,046)
Loan origination costs	-	(15)

Net cash used in financing activities	(11,573)	(7,061)

Net increase (decrease) in cash and cash equivalents	(5,109)	1,781
Cash and cash equivalents, beginning of period	9,916	5,082

Cash and cash equivalents, end of period	$4,807	$6,863

Supplemental disclosures of cash flow information:
Interest paid	$4,093	$3,591

Income taxes paid	$616	$11

CONTACT:
Otelco Inc.
Curtis Garner, 205-625-3580
Chief Financial Officer
Curtis@otelcotel.com